UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Blvd, Suite A26

Woodcliff Lake, NJ 07677

(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 314-9570

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	TMBR	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2020, Linda Broenniman submitted her resignation from the Board of Directors (the “Board”) of Timber Pharmaceuticals, Inc. (the “Company”), effective as of August 19, 2020. Ms. Broenniman did not express any disagreements with the operations, policies or practices of the Company on any matters. Ms. Broenniman was a member of the Board’s Audit Committee and Chair of the Board’s Compensation Committee.

On August 19, 2020, Michael Stocum submitted his resignation from the Board, effective as of August 19, 2020. Mr. Stocum did not express any disagreements with the operations, policies or practices of the Company on any matters. Mr. Stocum was a member of the Board’s Compensation Committee and Nominating & Corporate Governance Committee.

On August 19, 2020, David E. Cohen, 55, and Lubor Gaal, 53, were appointed to the Board as independent directors. In addition, Dr. Cohen has been appointed to serve as a member of the Board’s Audit Committee and Compensation Committee and Dr. Gaal has been appointed to serve as a member of the Board’s Nominating & Corporate Governance Committee and as Chair of the Board’s Compensation Committee.

Dr. Cohen is the Charles C. and Dorothea E. Harris Professor of Dermatology at New York University School of Medicine, where he also serves as Chief of Allergy and Contact Dermatitis, Vice Chairman of Clinical Affairs, and Director of Occupational and Environmental Dermatology. Dr. Cohen joined the NYU faculty in 1994 and his work has concentrated on cutaneous allergic and toxic reactions to exogenous and photo-reactive chemicals and the interaction of environmental stressors on the skin. Dr. Cohen received a B.S. in biomedical science from the City University of New York, an M.D. from State University of New York at Stony Brook School of Medicine and an M.P.H. in environmental science from Columbia University School of Public Health.

Dr. Gaal has been the Senior Vice President and Head of Europe of Locust Walk, a global life science transaction firm, since July 2018. Dr. Gaal has a B.Sc. in Neurobiology from the University of Sussex in the United Kingdom and a Ph.D. in Neurosciences from the University of California in Berkeley, California.

There are no family relationships between Dr. Cohen or Dr. Gaal and any director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On August 19, 2020, the Company issued a press release announcing the appointment of Dr. Cohen and Dr. Gaal to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release of the Company dated August 19, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timber Pharmaceuticals, Inc.

Date: August 19, 2020	By:	/s/ John Koconis
	Name:	John Koconis
	Title:	Chief Executive Officer

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